EXHIBIT 4.8

SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This Secured Convertible Note Purchase Agreement (this “Agreement”), dated as of December 21, 2018, is entered into among bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), The Harvey Sandler Revocable Trust (the “Trust”) and each of the persons and entities, including the Trust (each individually a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”).

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, one or more secured convertible promissory notes in exchange for the consideration (the “Consideration”) set forth opposite each Purchaser’s name on the Schedule of Purchasers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Common Stock” means the Company’s common stock, par value $0.001 per share.

1.2 “Conversion Shares” (for purposes of determining the type of Equity Securities issuable upon conversion of the Notes) means:

(a) with respect to a conversion pursuant to Section 4.1, shares of the Equity Securities issued in the Next Equity Financing;

(b) with respect to a conversion pursuant to Section 4.2(a), shares of the Equity Securities issued in the equity financing; or

(c) with respect to a conversion pursuant to Section 4.2(b), shares of Common Stock.

1.3 “Conversion Price” means:

(a) with respect to a conversion pursuant to Section 4.1 or Section 4.2(a), the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing;

(b) with respect to a conversion pursuant to Section 4.2(b), one dollar ($1.00); provided, however, that if at any time while a Note is outstanding, the Company issues capital stock for less than one dollar ($1.00) per share (on a common stock equivalent basis), then the Conversion Price of all outstanding Notes for any conversions pursuant to Section 4.2(b) will be automatically reset to such lower price.

1.4 “Collateral” means all of Company’s right, title and interest in, to and under its intellectual property, including, without limitation, the following:

(a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”), a list of Company’s registered Copyrights are attached hereto as Exhibit “B”;

(b) Any and all trade secrets now or hereafter existing, created, acquired or held;

(c) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”), a list of Company’s registered (and/or pending registration) Patents are attached hereto as Exhibit “C”;

(d) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks (collectively, the “Trademarks”), a list of Company’s registered (and/or pending registration) Trademarks are attached hereto as Exhibit “D”;

(e) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(f) All licenses or other rights to use any of the Copyrights, Patents, or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(g) All amendments, extensions, renewals and extensions of any of the Copyrights, Patents, or Trademarks; and

(h) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

1.5 “Collateral Agent” shall mean the Trust.

1.6 “Discount” means 30%.

1.7 “Equity Securities” means (a) Common Stock; (b) any securities conferring the right to purchase Common Stock; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: (i) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; and (ii) any convertible promissory notes (including the Notes) issued by the Company.

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1.8 “Event of Default” means:

(a) Company fails to make any payment of principal or interest on the Notes on its due date; or

(b) Company fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Note, and as to any such default that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Company be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Company shall have an additional period (which shall not in any case exceed forty-five (45) days from the date of default) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default for purposes of seeking any remedy, but shall be a default for purposes of commencing the calculation of default rate interest.

1.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.10 “Maturity Date” means, with respect to each Note issued under this Agreement, June 30, 2020.

1.11 “Next Equity Financing” means the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement, in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, from which the Company receives purchase commitments of not less than $5 million and actual gross cash proceeds at an initial closing of not less than $3 million (not including the aggregate principal amount of any Notes that convert into such Equity Securities).

1.12 “Notes” means one or more secured convertible promissory notes issued to each Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.13 “Preferred Stock” means the Company’s preferred stock, whether now existing or hereafter created.

1.14 “Requisite Noteholders” means each of The Harvey Sandler Revocable Trust (provided the Trust is not in default under its matching Notes set forth in Section 2) and any holder of at least $1,500,000.00 aggregate principal amount of the Notes. Matters requiring the consent of the Requisite Noteholders shall mean each such Requisite Noteholder to the extent there is more than one.

1.15 “Securities Act” means the Securities Act of 1933, as amended.

1.16 “Trust” shall mean The Harvey Sandler Revocable Trust.

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2. Notes.

2.1 Purchase and Sale. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to such Purchaser one or more Notes. Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2 Matching by Trust. The purchase of Notes by the Trust will occur on a matching basis. At each Closing, the Trust will purchase an aggregate principal amount of Notes equal to the aggregate principal amount of Notes purchased by each other Purchaser at such Closing until the Trust has purchased Notes with an aggregate principal amount of $1 million at all Closings.

2.3 Security Interest. Company hereby grants Collateral Agent, for the ratable benefit of the Purchasers, to secure the payment and performance in full of all of the Notes, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Purchasers, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Company represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral. If this Agreement is terminated, Collateral Agent’s lien in the Collateral shall continue until the Notes are either converted or are repaid in full in cash, and, in such event(s), the Notes are no longer outstanding. Upon conversion of or payment in full in cash of the Notes, Collateral Agent shall, at the sole cost and expense of Company, release its liens in the Collateral and all rights therein shall revert to Company. Company hereby authorizes Collateral Agent to file this Agreement with the USPTO or any other appropriate governmental agency, and/or file any financing statement with the appropriate state agency, or take any other action Collateral Agent deems required to perfect Collateral Agent’s security interests in the Collateral, without notice to Company, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the this Agreement, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Company, or any other person, shall be deemed to violate the rights of Collateral Agent and the other Purchasers and constitute a breach of this Agreement by Company.

3. Closings.

3.1 Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by each Purchaser (the “Initial Closing”) will take place at the Company’s offices in San Antonio, Texas, on the date of this Agreement, or at such other time as the Company and the Purchasers purchasing a majority-in-interest of the aggregate principal amount of the Notes to be sold at the Initial Closing agree upon orally or in writing. At the Initial Closing, each Purchaser will deliver the Consideration to the Company and the Company will deliver to each Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

3.2 Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”), the Company may sell additional Notes subject to the terms of this Agreement to any purchaser as it will select; provided that the aggregate principal amount of Notes issued pursuant to this Agreement does not exceed $5,000,000.00. Any subsequent purchasers of Notes will become parties to, and will be entitled to receive Notes in accordance with, this Agreement. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes. The Schedule of Purchasers will be updated to reflect the additional Notes purchased at each Subsequent Closing and the parties purchasing such additional Notes.

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4. Conversion. Each Note will be convertible into Conversion Shares pursuant to this Section 4.

4.1 Automatic Conversion. The principal balance and unpaid accrued interest on each Note will automatically convert into Conversion Shares upon the initial closing of the Next Equity Financing. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Note on the date of conversion by (y) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company will notify the holder of each Note in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

4.2 Optional Conversions.

(a) Optional Conversion Upon Equity Financing. Upon a sale (or series of related sales) by the Company of its Equity Securities in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act that does not meet the investment commitment and/or gross cash proceeds criteria to be considered a Next Equity Financing, the principal balance and unpaid accrued interest on all Notes will convert into Conversion Shares upon the election of all of the Requisite Noteholders. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Note on the date of conversion by (y) the applicable Conversion Price. The issuance of Conversion Shares pursuant to a conversion of each Note under this Section 4.2(a) will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the equity financing.

(b) Other Optional Conversion. At any time on or after the Maturity Date, at the election of all of the Requisite Noteholders, all Notes will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on the date of such conversion by (y) the applicable Conversion Price.

4.3 Mechanics of Conversion.

(a) Financing Agreements. Each Purchaser acknowledges that the conversion of the Notes into Conversion Shares pursuant to Section 4.1 may require such Purchaser’s execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). Each Purchaser agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

(b) Certificates. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Shares (if certificated), or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Conversion Shares held by such holder. The Company will not be required to issue or deliver the Conversion Shares until the holder of such Note has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss). The conversion of the Notes pursuant to Section 4.1 shall be contingent upon the closing of the Next Equity Financing.

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5. Pari Passu. The Notes shall be treated, in all respects, as pari passu in accordance with their relative then outstanding principal balances. Accordingly, all payments and all permitted prepayments by the Company on the Notes will be made pro rata based on their relative then outstanding principal balances.

6. Incurrence of Additional Indebtedness. Without the prior consent of the Requisite Noteholders, the Company shall not issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than the Notes issued, or to be issued, hereunder, trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the Requisite Noteholders, other than the incurrence of debt solely to fund the repayment of the Notes.

7. Most Favored Terms. If at any time while any Notes issued hereunder are outstanding the Company issues any additional debt that is convertible into the Company’s equity securities and such additional debt has a lower conversion price, a higher interest rate, an earlier maturity date or is secured by collateral of the Company, then the terms of the Notes issued hereunder will be modified to incorporate any such more favorable terms.

8. Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

8.1 Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

8.2 Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

8.3 Litigation. There are no material actions, suits, investigations, or proceedings pending or, to the knowledge of the Company, threatened in writing against Company or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the ability of the Company to pay and/or perform its obligations hereunder and/or under the Notes.

8.4 Financial Statements. The financial statements of Company as of and for the eleven months ending November 30, 2018, shall be provided to the Purchasers as soon as possible once they are prepared if not provided by the date hereof, and fairly present in all material respects the financial condition and results of operations of the Company as the date thereof and reflect all known liabilities of the Company, absolute or contingent, and have been prepared consistently with prior financial statements of the Company.

8.5 No Material Adverse Change. Except for the deterioration in the Company’s cash balance, there has been no material adverse change in the Company’s business or financial condition as shown in the Company’s financial statements referred to in Section 8.4 through the date of this Agreement.

8.6 Title. The Company has good title to all its assets, free of all liens, encumbrances and restrictions except those disclosed on the financial statements.

8.7 No Default. No event has occurred which to the knowledge of the Company would (or with notice or the lapse of time, or both, would) constitute a breach, default or violation of any law, regulation, order or agreement applicable to the Company or any of its assets.

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9. Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

9.1 Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

9.2 Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

9.3 Disclosure of Information; Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, each Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Each Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

9.4 Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

9.5 Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

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9.6 Restricted Securities. Each Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

9.7 No Public Market. Each Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

9.8 No General Solicitation. Each Purchaser, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

9.9 Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified in the address shown on such Purchaser’s signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser’s principal place of business is located in the state or province identified in the address shown on such Purchaser’s signature page hereto.

9.10 Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. Each such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

10. Rights and Remedies.

10.1 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of each of the Requisite Noteholders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Company, or (ii) by notice to Company declare all Notes immediately due and payable (but if an Event of Default occurs all Notes shall be immediately due and payable without any action by Collateral Agent or the Purchasers).

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(b) Without limiting the rights of Collateral Agent and the Purchasers set forth in Section 10.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to foreclose upon and/or sell or otherwise liquidate, the Collateral.

(c) Without limiting the rights of Collateral Agent and the Purchasers set forth in Sections 10.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(ii) maintain, prepare for sale, and/or advertise for sale, the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Company’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (except to the extent that the grant of a license or other right to use would constitute a violation of any applicable law, regulation, permit, order or decree of any governmental authority);

(iii) appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law; and

(iv) subject to clauses 10.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Purchaser under this Agreement or the Notes or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof).

10.2 Power of Attorney. Company hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) pay, contest or settle any lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (b) transfer the Collateral into the name of Collateral Agent or a third party as the UCC or any applicable law permits. Company hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Company’s name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Notes have been satisfied in full. Collateral Agent’s foregoing appointment as Company’s attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Notes have been fully repaid and performed.

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10.3 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Company irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Company of all or any part of the Notes, and, as between Company on the one hand and Collateral Agent and Purchasers on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Notes in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Purchasers’ expenses (pro rata in proportion to their respective expenses, including expenses related to enforcement rights, including attorney fees); second, to accrued and unpaid interest on the Notes (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts) pro rata in proportion to the aggregate interest owed on the Notes; and third, to the principal amount of the Notes outstanding, pro rata in proportion to the aggregate principal amount of the Notes. Any balance of the proceeds upon sale of the Collateral remaining thereafter shall be delivered to Company or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category. Collateral Agent, or if applicable, each Purchaser, shall promptly remit to the other Purchasers such sums as may be necessary to ensure the ratable repayment of each Purchaser’s Note(s) and the ratable distribution of interest, fees and reimbursements paid or made by Company. Notwithstanding the foregoing, a Purchaser receiving a payment shall not be responsible for determining whether the other Purchasers also received their required payment on such date; provided, however, if it is later determined that a Purchaser received more than its ratable share of payments made on any date or dates, then such Purchaser shall remit to Collateral Agent or other Purchasers such sums as may be necessary to ensure the ratable payment of the amount available for payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Purchaser in excess of its ratable share, then the portion of such payment or distribution in excess of such Purchaser’s ratable share shall be received by such Purchaser in trust for and shall be promptly paid over to the Collateral Agent for application to the payments of amounts due on the other Purchasers’ are herein provided. To the extent any payment for the account of Company is required to be returned as a voidable transfer or otherwise, the Purchasers shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis, in reverse order received. Any balance of amounts owed to the Purchasers to the extent not satisfied in full after application of the proceeds from the disposition of the Collateral shall remain an obligation of the Company until satisfied in full.

10.4 Liability for Collateral. So long as Collateral Agent and the Purchasers comply with reasonable practices regarding the safekeeping of the Collateral under the control of Collateral Agent and the Purchasers, Collateral Agent and the Purchasers shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Company bears all risk of loss, damage or destruction of the Collateral.

10.5 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Purchaser, at any time or times, to require strict performance by Company of any provision of this Agreement or any Note shall not waive, affect, or diminish any right of Collateral Agent or any Purchaser thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Requisite Noteholders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Purchasers under this Agreement and the Notes are cumulative. Collateral Agent and the Purchasers have all rights and remedies provided under any applicable law, by law, or in equity. The exercise by Collateral Agent or any Purchaser of one right or remedy is not an election, and Collateral Agent’s or any Purchaser’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Purchaser’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6 Demand Waiver. Company waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Purchaser on which Company is liable.

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11. Miscellaneous.

11.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Requisite Noteholders. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.2 Choice of Law; Choice of Forum. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware. Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against any other party in any way arising from or relating to this Agreement or the Notes in any forum other than the U.S. Federal Court or the courts of the State of Texas sitting in Bexar County, Texas, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in such courts. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature, including www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.4 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

11.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 11.5).

11.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold each Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

11

11.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

11.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.9 Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and each of the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 11.9 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

11.10 Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 11.9 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser.

11.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

11.12 Responsibility for Documentary Stamp Taxes. While the Company does not believe that any documentary taxes are owed in connection with the execution and delivery of the Notes hereunder, including the Florida Documentary Stamp Tax, because the Notes are being executed and delivered in Texas, should it ever be determined that such taxes should have been paid, then the Company agrees that it shall be responsible for all such documentary taxes, together with any interest and penalties thereon, due to any taxing authority, including the State of Florida, by reason of the execution and delivery of the Notes hereunder.

11.13 Transfer Restrictions.

(a) Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, each Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 9 and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) such Purchaser has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

12

Each Purchaser agrees that it will not make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

(b) Legends. Each Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

11.14 Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

11.15 Acknowledgment. For the avoidance of doubt, it is acknowledged that each Purchaser will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock underlying the Conversion Shares that occur prior to the conversion of the Notes.

11.16 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.

11.17 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGES FOLLOW]

13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BIOAFFINITY TECHNOLOGIES, INC.

By:
Maria Zannes
President and Chief Executive Officer

Address:	22211 W. Interstate
Suite 1206
San Antonio, TX 78257

Email Address: mz@bioaffinitytech.com

14

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

If an individual:

Printed Name:

Address:

Email Address:

If an entity:

PARTY NAME

By:
Name:
Title:

Address:

Email Address:

AMENDMENT NO. 1 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of February 5, 2020 (the “Amendment Effective Date”), is by and among bioAffinity Technologies, Inc., a Delaware corporation (“bioAffinity”), and The Harvey Sandler Revocable Trust (the “Trust”).

RECITALS

A.           bioAffinity entered into that certain Secured Convertible Note Purchase Agreement, dated December 21, 2018 (the “Agreement”) with each of the persons and entities named on the Schedule of Purchasers attached thereto (each individually a “Purchaser”).

B.           The Trust is both a Purchaser under the Agreement and the sole “Requisite Noteholder,” as such term is defined in the Agreement, for purposes of approving amendments to the Agreement.

C.           bioAffinity and the Trust have agreed to enter into this Amendment to amend and modify the Agreement to establish a cap of $0.945/share on the amount of the Conversion Price (as such term is defined in Section 1.3 of the Agreement), all in accordance with Section 11.9 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

AMENDMENT

1.1           Amendment to Section 1.3 of the Agreement. The Agreement is hereby amended by amending and restating Section 1.3 of the Agreement to read in full as follows:

“1.3 “Conversion Price” means:

(a) with respect to a conversion pursuant to Section 4.1 or Section 4.2(a), the lesser of (1) the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing, or (2) $0.945;

(b) with respect to a conversion pursuant to Section 4.2(b), ninety-four and one-half cents ($0.945); provided, however, that if at any time while a Note is outstanding, the Company issues capital stock for less than ninety-four and one-half cents ($0.945) per share (on a common stock equivalent basis), then the Conversion Price of all outstanding Notes for any conversions pursuant to Section 4.2(b) will be automatically reset to such lower price.

ARTICLE 2

MISCELLANEOUS

2.1      No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any party under the Agreement, nor shall the entering into of this Amendment preclude any party under the Agreement from refusing to enter into any further amendments with respect to the Agreement. Other than as otherwise expressly provided herein, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or of the occurrence or continuance of any present or future default.

2.2      Ratification and Confirmation. Except as expressly set forth in this

Amendment, the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

2.3      Governing Law. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof).

2.4      Electronic Delivery; Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

2.5      Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Agreement in Section 11.9 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, bioAffinity and the Trust have caused this Amendment to be executed as of the Amendment Effective Date.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

The Harvey Sandler Revocable Trust,
as a Purchaser and as the sole Requisite Noteholder

By:	/s/ Gary Rubin
Gary Rubin
Co-Trustee

AMENDMENT NO. 2 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of April 27, 2020 (the “Amendment Effective Date”), is by and among bioAffinity Technologies, Inc., a Delaware corporation(“bioAffinity”), and The Harvey Sandler Revocable Trust (the “Trust”).

RECITALS

A.           bioAffinity entered into that certain Secured Convertible Note Purchase Agreement, dated December 21, 2018, as amended by Amendment No. 1 to Secured Convertible Note Purchase Agreement dated February 5, 2020 (as amended, the “ Agreement’) with each of the persons and entities named on the Schedule of Purchasers attached thereto (each individually a “Purchaser”).

B.           The Trust is both a Purchaser under the Agreement and the sole “Requisite Noteholder,” as such term is defined in the Agreement, for purposes of approving amendments to the Agreement.

C.           bioAffinity and the Trust have agreed to enter into this Amendment to extend the Maturity Date of the Notes issued under the Agreement from June 30, 2020 to December 31, 2020, in accordance with Section 11.9 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

AMENDMENT

Section 1.01      Amendment to Section 1.12 of the Agreement. The Agreement is hereby amended by amending and restating Section 1.12 of the Agreement to read in full as follows:

“1.12 “Maturity Date” means, with respect to each Note issued under this Agreement, December 31, 2020.”

ARTICLE II

MISCELLANEOUS

Section 2.01      No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any party under the Agreement, nor shall the entering into of this Amendment preclude any party under the Agreement from refusing to enter into any further amendments with respect to the Agreement. Other than as otherwise expressly provided herein, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or of the occurrence or continuance of any present or future default.

Section 2.02      Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

Section 2.03      Governing Law. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof).

Section 2.04      Electronic Delivery; Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 2.05      Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Agreement in Section 11.9 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, bioAffinity and the Trust have caused this Amendment to be executed as of the Amendment Effective Date.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

The Harvey Sandler Revocable Trust,
as a Purchaser and as the sole Requisite Noteholder

By:	/s/ Gary Rubin
Gary Rubin
Co-Trustee

AMENDMENT NO. 3 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 3 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of July 27, 2020 (the “Amendment Effective Date”), is by and among bioAffinity Technologies, Inc., a Delaware corporation (“bioAffinity”), and The Harvey Sandler Revocable Trust (the “Trust”).

RECITALS

A.           bioAffinity entered into that certain Secured Convertible Note Purchase Agreement, dated December 21, 2018, as amended by Amendment No. 1 to Secured Convertible Note Purchase Agreement dated February 5, 2020, and Amendment No. 2 to Secured Convertible Note Purchase Agreement dated April 27, 2020 (as amended, the “Agreement”) with each of the persons and entities named on the Schedule of Purchasers attached thereto (each individually a “Purchaser”).

B.           The Trust is both a Purchaser under the Agreement and the sole “Requisite Noteholder,” as such term is defined in the Agreement, for purposes of approving amendments to the Agreement.

C.           bioAffinity and the Trust have agreed to enter into this Amendment to increase the aggregate principal amount of the Notes that may be issued by the Company pursuant to the Agreement from $5,000,000.00 to $5,024,000.00, in accordance with Section 11.9 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

AMENDMENT

1.1      Amendment to Section 3.2 of the Agreement. The Agreement is hereby amended by amending Section 3.2 of the Agreement by replacing the number $5,000,000.00 at the end of the first sentence with the number $5,024,000.00.

ARTICLE 2

MISCELLANEOUS

2.1       No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any party under the Agreement, nor shall the entering into of this Amendment preclude any party under the Agreement from refusing to enter into any further amendments with respect to the Agreement. Other than as otherwise expressly provided herein, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or of the occurrence or continuance of any present or future default.

2.2       Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

2.3       Governing Law. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof).

2.4       Electronic Delivery; Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

2.5       Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Agreement in Section 11.9 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, bioAffinity and the Trust have caused this Amendment to be executed as of the Amendment Effective Date.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

The Harvey Sandler Revocable Trust,
as a Purchaser and as the sole Requisite Noteholder

By:	/s/ Gary Rubin
Gary Rubin
Co-Trustee

AMENDMENT NO. 4 TO SECURED CONVERTIBLE NOTE PURCHASE

AGREEMENT

This AMENDMENT NO. 4 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of December 11, 2020 (the “Amendment Effective Date”), is by and among bioAffinity Technologies, Inc., a Delaware corporation (“bioAffinity”), and The Harvey Sandler Revocable Trust (the “Trust”).

RECITALS

A.           bioAffinity entered into that certain Secured Convertible Note Purchase Agreement, dated December 21, 2018, as amended by Amendment No. 1 to Secured Convertible Note Purchase Agreement dated February 5, 2020, Amendment No. 2 to Secured Convertible Note Purchase Agreement dated April 27, 2020, and Amendment No. 3 to Secured Convertible Note Purchase Agreement dated July 27, 2020 (as amended, the “Agreement”) with each of the persons and entities named on the Schedule of Purchasers attached thereto (each individually a “Purchaser”).

B.           The Trust is both a Purchaser under the Agreement and the sole “Requisite Noteholder,” as such term is defined in the Agreement, for purposes of approving amendments to the Agreement.

C.           bioAffinity and the Trust have agreed to enter into this Amendment to extend the Maturity Date of the Notes issued under the Agreement from December 31, 2020 to December 31, 2021, in accordance with Section 11.9 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound, the parties hereto agree as follows:

AMENDMENT

Amendment to Section 1.12 of the Agreement. The Agreement is hereby amended by amending and restating Section 1.12 of the Agreement to read in full as follows:

“1.12 “Maturity Date” means, with respect to each Note issued under this Agreement, December 31, 2021.”

MISCELLANEOUS

No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any party under the Agreement, nor shall the entering into of this Amendment preclude any party under the Agreement from refusing to enter into any further amendments with respect to the Agreement. Other than as otherwise expressly provided herein, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or of the occurrence or continuance of any present or future default.

Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

Governing Law. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof).

Electronic Delivery; Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Agreement in Section 11.9 of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, bioAffinity and the Trust have caused this Amendment to be executed as of the Amendment Effective Date.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

The Harvey Sandler Revocable Trust,
as a Purchaser and as the sole Requisite Noteholder

By:	/s/ Gary Rubin
Gary Rubin
Co-Trustee

AMENDMENT NO. 5 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 5 TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of August 25, 2021 (the “Amendment Effective Date”), is by and among bioAffinity Technologies, Inc., a Delaware corporation (“bioAffinity”), and The Harvey Sandler Revocable Trust (the “Trust”).

RECITALS

A.           bioAffinity entered into that certain Secured Convertible Note Purchase Agreement, dated December 21, 2018, as amended by Amendment No. 1 to Secured Convertible Note Purchase Agreement dated February 5, 2020, and Amendment No. 2 to Secured Convertible Note Purchase Agreement dated April 27, 2020, and that certain Amendment No. 3 to Secured Convertible Note Purchase Agreement dated July 27, 2020, and that certain Amendment No. 4 to Secured Convertible Note Purchase Agreement dated December 11, 2020 (as amended, the “Agreement”) with each of the persons and entities named on the Schedule of Purchasers attached thereto (each individually a “Purchaser”).

B.           The Trust is both a Purchaser under the Agreement and the sole “Requisite Noteholder,” as such term is defined in the Agreement, for purposes of approving amendments to the Agreement.

C.           bioAffinity and the Trust have agreed to enter into this Amendment in accordance with Section 11.9 of the Agreement to provide for (i) the automatic conversion of the Notes issued under the Agreement in connection with an initial public offering by bioAffinity at a Conversion Price of $0.60 per share (on a common stock equivalent basis); and (ii) to extend the Maturity Date of the Notes issued under the Agreement from December 31, 2021 to May 31, 2022.

D.           This Amendment is being entered into in reliance on and in consideration for bioAffinity issuing to each holder of a Note a corresponding common stock purchase warrant (a “Warrant”) enabling such holder to purchase that number of shares of common stock of bioAffinity equal to the quotient obtained by dividing the principal amount of each Note by 0.60 at a purchase price equal to the offer price of the common stock in bioAffinity’s initial public offering or $0.75 per share if bioAffinity’s initial public offering is not completed by the maturity date of the Notes, subject to the approval of an amendment to bioAffinity’s Articles of Incorporation to increase the number of shares authorized for issuance thereunder by the board of directors and bioAffinity’s stockholders.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound, contingent on bioAffinity issuing one or more unsecured convertible promissory notes in a principal amount of up to $3,500,000 as approved by bioAffinity’s board of directors on August 18, 2021, the parties hereto agree as follows:

ARTICLE 1

AMENDMENT

1.1       Amendment to Section 1.3(a) of the Agreement. The Agreement is hereby amended by amending and restating Section 1.3(a) of the Agreement in its entirety with the following language:

“(a) with respect to a conversion pursuant to Section 4.1 not involving an IPO or Section 4.2(a), the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing, and with respect to a conversion pursuant to Section 4.1 involving an IPO, sixty cents ($0.60) (on a common stock equivalent basis);”

1.2       Amendment to Section 1.11 of the Agreement. The Agreement is hereby amended by amending and restating Section 1.11 of the Agreement in its entirety with the following language:

“Next Equity Financing” means the next sale (or series of related sales) by bioAffinity of its Equity Securities following the date of this Agreement, (a) in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, from which bioAffinity receives purchase commitments of not less than $5 million and actual gross cash proceeds at an initial closing of not less than $3 million (not including the aggregate principal amount of any Notes that convert into such Equity Securities); or (b) in an IPO.

1.3       Amendment to Section 1.12 of the Agreement. Section 1.12 of the Agreement is hereby amended by changing the Maturity Date of December 31, 2021, to May 31, 2022.

1.4       Amendment to Section 1 of the Agreement by Adding New Section 1.17. The Agreement is hereby amended by adding new Section 1.17 to Section 1 of the Agreement as follows:

1.17 “IPO” means an initial offering of Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) (other than a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of bioAffinity pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan).

ARTICLE 2

MISCELLANEOUS

2.1       No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any party under the Agreement, nor shall the entering into of this Amendment preclude any party under the Agreement from refusing to enter into any further amendments with respect to the Agreement. Other than as otherwise expressly provided herein, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or of the occurrence or continuance of any present or future default.

2.2       Ratification and Confirmation. Except as expressly set forth in this

Amendment, the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

2.3       Governing Law. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof).

2.4       Electronic Delivery; Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

2.5 Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Agreement in Section 11.9 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, bioAffinity and the Trust have caused this Amendment to be executed as of the Amendment Effective Date.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

The Harvey Sandler Revocable Trust,
as a Purchaser and as the sole Requisite Noteholder

By:	/s/ Gary Rubin
Gary Rubin
Co-Trustee